Exhibit 3.1

AMENDED AND RESTATED
BYLAWS
OF
THE TORO COMPANY
(A Delaware Corporation)

ARTICLE I

OFFICES, CORPORATE SEAL, RECORDS, AND FORUM

Section 1.1          Registered Office; Other Offices.  The address of the registered office of The Toro Company (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Restated Certificate of Incorporation”). The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine. Unless otherwise determined by the Board of Directors, the principal executive office of the Corporation shall be at 8111 Lyndale Avenue South, in the City of Bloomington, County of Hennepin, State of Minnesota, United States of America.

Section 1.2          Seal.  The Corporation may have a corporate seal in such form as determined by the Board of Directors, which may be altered at its pleasure, and the seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 1.3          Stock Ledger.  The Corporation shall at all times keep at its principal executive office, or at such other place or places as the Board of Directors may determine, a stock ledger in which the names and addresses of the stockholders, the number and classes of shares held by each, the dates on which the certificates therefor were issued, or, in the case of uncertificated shares, the date the electronic entry evidencing the ownership of the shares was made in the Corporation’s records. All issuances and transfers of stock of the Corporation, shall be recorded in accordance with Section 224 of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 1.4          Records.  The Corporation shall at all times keep at its principal executive office, or at such other place or places as the Board of Directors may determine, the following records:

(a)          The original or copies of records of all proceedings of stockholders and directors, of its bylaws and all amendments thereto, and of reports made to stockholders or any of them within the preceding three years;

(b)          A statement of names and usual business addresses of its directors and principal officers; and

(c)          Appropriate financial statements.

Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

Section 1.5          Inspection of Books and Records. Subject to law and any order of the Court of Chancery of the state of Delaware (the “Chancery Court”), any stockholder of record shall have the right to inspect and make copies or extracts therefrom, upon proper written demand under oath stating the purpose thereof, in person or by attorney or other agent, at any reasonable time or times, for any proper purpose, and at the principal executive offices of the Corporation, the stock ledger, a list of stockholders, and other books and records.

Section 1.6          Forum Selection.

(a)          Unless the Corporation consents in writing to the selection of an alternative forum, (i) the Chancery Court (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (A) any derivative action, suit or proceeding brought by or on behalf of the Corporation, (B) any action, suit or proceeding asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (C) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Restated Certificate of Incorporation or these amended and restated bylaws (these “Bylaws”) (as either may be amended from time to time), (D) any action, suit or proceeding asserting a claim related to or involving the Corporation or any action asserting a claim against any current or former director, officer or other employee of the Corporation that is governed by the internal affairs doctrine, or (E) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL; and (ii) subject to the preceding provisions of this Section 1.6, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended (the “Securities Act”), including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (i) of the immediately preceding sentence is filed in a court other than a court located in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (i) of the preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

(b)          Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Section 1.6. This provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 2.1          Place of Meetings.  All meetings of the stockholders shall be held at such place within or without the State of Delaware as may be designated by the Board of Directors in the notice of the meeting. The Board of Directors also may determine that a meeting of the stockholders shall not be held at any place, but instead solely by means of remote communication pursuant to Section 211(a)(2) of the DGCL. Participation by remote communication shall constitute presence at the meeting.

Section 2.2          Annual Meeting.  Annual meetings of the stockholders, if any, shall be held on the day or date and at the time, place, if any, and the means of remote communication, if any, as the Board of Directors may fix from time to time in its discretion, for the election of directors and the transaction of such other business as may properly come before the annual meeting; provided, however, that any previously scheduled annual meeting of the stockholders may be postponed, rescheduled or canceled by resolution of the Board of Directors (or by action of the officers of the Corporation if such authority has been delegated by the Board of Directors) upon public notice given prior to the date previously scheduled for such annual meeting of the stockholders; and provided, further, that no business with respect to which special notice is required by law shall be transacted at an annual meeting unless such notice shall have been given.

Section 2.3          Special Meeting.  Special meetings of the stockholders for any purpose or purposes may be called only by the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors; provided, however, that any previously scheduled special meeting of the stockholders may be postponed, rescheduled or canceled by resolution of the Board of Directors (or action of the officers of the Corporation if such authority has been delegated by the Board of Directors) upon public notice given prior to the date previously scheduled for such special meeting of the stockholders. Business transacted at a special meeting shall be confined to the purposes stated in the call and notice thereof.

Section 2.4          Notice of Stockholders’ Meetings.  Unless otherwise provided by law, the Restated Certificate of Incorporation, or these Bylaws, the notice of each annual and special meeting of stockholders stating the date, time, place, if any, the means of remote communication, if any, thereof, and the general nature of the business to be considered thereat, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days and not more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat. Such notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 5.1 of these Bylaws.

Section 2.5          Proxies.  Each stockholder who is entitled to vote pursuant to the terms of the Restated Certificate of Incorporation and these Bylaws, or who is entitled to vote pursuant to the laws of the State of Delaware, shall be entitled to vote in person or may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”) filed in accordance with the procedure established for the meeting, but no proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 2.6          Voting.  Except as otherwise provided by the Restated Certificate of Incorporation, at all duly called and convened meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect a director. All other matters presented to the stockholders at a duly called or convened meeting at which a quorum is present shall, unless a different or minimum vote is required by the Restated Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter. For the avoidance of doubt, abstentions and broker non-votes will not be treated as a vote cast and as such will have no impact on such matters. Any nominee for director in an uncontested election as to whom a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors are designated to be “withheld” from, or are voted “against,” that director’s election shall tender their resignation for consideration by the Nominating and Governance Committee of the Board of Directors (the “Nominating and Governance Committee”). The Nominating and Governance Committee shall evaluate the best interests of the Corporation and its stockholders and shall recommend to the Board of Directors the action to be taken with respect to such tendered resignation.

Section 2.7          List of Stockholders Entitled To Vote.  The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at any meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonable accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Corporation’s principal executive office.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.7 or to vote in person or by proxy at any meeting of stockholders.

Section 2.8          Inspector of Election.  Before any meeting of stockholders, the Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including without limitation as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate inspector has been appointed to act or is able to act at a meeting of stockholders, the Chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging their duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of their ability. The inspectors shall have the duties prescribed by law. Any report or certificate made by the inspectors is prima facie evidence of the facts stated therein.  The inspectors may appoint such persons to assist them in performing their duties as they determine.

Section 2.9          Conduct of Business.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chair of any meeting of the stockholders shall have the right and the authority to convene and (for any or no reason) to recess and/or adjourn the meeting, determine the order of business for the meeting, prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts, as in the judgment of such Chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the Chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.10        Quorum; Adjourned Meeting.

(a)            Except as otherwise required by law, by the Restated Certificate of Incorporation or by these Bylaws, the presence, in person, or by remote communication, if applicable, or represented by proxy, of stockholders holding a majority of the voting power of the outstanding stock of the Corporation shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of stockholders, then either (i) the Chair of any annual or special meeting of the stockholders or (ii) a majority in interest of the stockholders entitled to vote thereat, present in person, or by remote communication, if applicable, shall have the power to recess or adjourn such meeting from time to time in the manner provided in Section 2.10(b) of these Bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

(b)            When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL; provided, however, that if such adjournment is for more than thirty (30) days, or if after such adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such adjourned meeting. At any such recessed or adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof unless the Board of Directors shall have fixed a new record date for such adjournment or adjournments pursuant to Section 2.11 of these Bylaws.

Section 2.11         Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be less than ten (10) nor more than sixty (60) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or adjournments of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

Section 2.12        Notice of Business to be Brought Before a Meeting.

(a)          At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the Chair of the Board or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.12 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.12 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 promulgated under the Exchange Act.  The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders.  The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.3, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.  For purposes of this Section 2.12, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting.  A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.  Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.13 and Section 2.14 and this Section 2.12 shall not be applicable to nominations except as expressly provided in Section 2.13 and Section 2.14.

(b)         Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.12.  To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than the hundred twentieth (120th) day prior to such annual meeting and not later than (A) the ninetieth (90th) day prior to such annual meeting or, (B) if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”).  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c)          To be in proper form for purposes of this Section 2.12, a stockholder’s notice to the Secretary shall set forth:

(i)          As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; (C) the date or dates such shares were acquired; (D) the investment intent of such acquisition and (E) any pledge by such Proposing Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Stockholder Information”);

(ii)         As to each Proposing Person, (A) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) promulgated under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) promulgated under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) promulgated under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of the Corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation, (1) any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, (2) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of the Corporation, including, without limitation, a stock loan transaction, a stock borrow transaction, or a share repurchase transaction or (3) any contract, derivative, swap or other transaction or series of transactions designed to (x) produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, (y) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of the Corporation, or (z) increase or decrease the voting power in respect of any class or series of shares of the Corporation of such Proposing Person, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) promulgated under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) promulgated under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be required to disclose any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) any proportionate interest in shares of the Corporation or a Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (G) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (H) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii)        As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and or any other person or entity (including their names) in connection with the proposal of such business by such stockholder, and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 2.12, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(d)         The Board of Directors may request that any Proposing Person furnish such additional information as may be reasonably required by the Board of Directors.  Such Proposing Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

(e)         A Proposing Person shall update and supplement its notice to the Corporation of  its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.12 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).  For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(f)          Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.12.  The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.12, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(g)         This Section 2.12 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 promulgated under the Exchange Act and included in the Corporation’s proxy statement.  In addition to the requirements of this Section 2.12 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business.  Nothing in this Section 2.12 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act.

(h)         For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 2.13        Notice of Nominations for Election to the Board of Directors.

(a)          Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these bylaws, or (ii) by a stockholder present in person who (A) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.13 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.13 and Section 2.14 as to such notice and nomination. For purposes of this Section 2.13, “present in person” shall mean that the stockholder nominating any person for election to the Board of Directors at the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting.  A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.  The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b)         (i) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (A) provide Timely Notice (as defined in Section 2.12) thereof in writing and in proper form to the Secretary, (B) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.13 and Section 2.14 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.13 and Section 2.14.

(ii)   Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (A) provide timely notice thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation, (B) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.13 and Section 2.14 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.13 Section 2.13.  To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.12(h)) of the date of such special meeting was first made.

(iii)  In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iv)  In no event may a Nominating Person (as defined below) provide Timely Notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting.  If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (A) the conclusion of the time period for Timely Notice, (B) the date set forth in Section 2.13(b)(ii) or (iii) the tenth (10th) day following the date of public disclosure (as defined in Section 2.12(h)) of such increase.

(c)          To be in proper form for purposes of this Section 2.13, a stockholder’s notice to the Secretary shall set forth:

(i)          As to each Nominating Person, the Stockholder Information (as defined in Section 2.12(c)(i), except that for purposes of this Section 2.13 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.12(c)(i));

(ii)         As to each Nominating Person,  any Disclosable Interests (as defined in Section 2.12(c)(ii), except that for purposes of this Section 2.13 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.12(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.12(c)(ii) shall be made with respect to the election of directors at the meeting); and provided that, in lieu of including the information set forth in Section 2.12(c)(ii)(H), the Nominating Person’s notice for purposes of this Section 2.13 shall include a representation as to whether the Nominating Person intends or is part of a group which intends to deliver a proxy statement and solicit the holders of shares representing at least sixty-seven percent (67%) of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and

(iii)        As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) of the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of shareholders at which directors are to be elected and to serving as a director for a full term if elected), (B) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or their respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Nominee Information”), and (C) a completed and signed questionnaire, representation and agreement as provided in Section 2.14(a).

For purposes of this Section 2.13, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(d)         The Board of Directors may request that any Nominating Person furnish such additional information as may be reasonably required by the Board of Directors.  Such Nominating Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

(e)         A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.13 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).  For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(f)          In addition to the requirements of this Section 2.13 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.  Notwithstanding the foregoing provisions of this Section 2.13, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Nominating Person (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

Section 2.14        Additional Requirements For Valid Nomination of Candidates to Serve as Director and, If Elected, to Be Seated as Directors.

(a)           To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.13 and the candidate for nomination, whether nominated by the Board of Directors or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in the form provided by the Corporation upon written request of any stockholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in the form provided by the Corporation upon written request of any stockholder of record therefor) that such candidate for nomination (A) is not and, if elected as a director during their term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed to the Corporation, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect), and (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

(b)           The Board of Directors may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon.  Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the director qualification standards and additional selection criteria in accordance with the Corporation’s Corporate Governance Guidelines.  Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the request by the Board of Directors has been delivered to, or mailed and received by, the Nominating Person.

(c)           A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.14, if necessary, so that the information provided or required to be provided pursuant to this Section 2.14 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).  For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(d)           No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.13 and this Section 2.14, as applicable.  The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.13 and this Section 2.14, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(e)           Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.13 and this Section 2.14.

Section 2.15         Delivery to the Corporation.  Whenever this Article II requires one (1) or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II.

ARTICLE III

DIRECTORS

Section 3.1          Powers; Number of Directors; and Term of Office.  Except as otherwise provided by the Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed under the direction of a Board of Directors which, subject to any right of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, shall consist of not less than eight (8) nor more than twelve (12) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of its members. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of each class to expire at the third succeeding annual meeting of stockholders after its election at an annual meeting of stockholders.

Section 3.2          Resignations and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation.  The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. The acceptance of the resignation shall not be necessary to make it effective. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the Class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding Common Stock of the Corporation.

Section 3.3          Place of Meetings; Meetings by Telephone.  The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to these Bylaws shall constitute presence in person at the meeting.

Section 3.4          Regular Meetings.  Regular meetings of the Board of Directors shall be held on such dates as a majority of the entire Board of Directors may fix from time to time in its discretion, and at such time and place as the Chair of the Board of Directors or, in their absence, the Chief Executive Officer, or in their absence, the President shall determine, preferably at the principal executive office of the Corporation. At least three (3) days’ notice thereof shall be given by the Secretary to each director, either personally or by telephone, electronic mail or other means of electronic transmission.

Section 3.5          Special Meetings; Notice.  Special meetings of the Board of Directors may be called by the Chair of the Board of Directors, the Presiding Non-Management Director, if any, the Chief Executive Officer or by a majority of the entire Board of Directors.

Notice of the time and place of special meetings shall be:

(i)          delivered personally by hand, by courier or by telephone;

(ii)         sent by United States of America first-class mail, postage prepaid;

(iii)        sent by electronic mail; or

(iv)        sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

Section 3.6          Board Action; Board Action Without a Meeting.  Any action taken by the Board of Directors or any committee thereof at any meeting where all members are present shall be valid whether or not notice of such meeting was in fact given, except as provided by law. Any action which might be taken at a meeting of the Board of Directors, or at a meeting of any committee thereof as the case may be, may be taken without meeting as provided by law, including by means of consents thereto in writing or by electronic transmission.

Section 3.7          Quorum.  At all meetings of the Board of Directors a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, but if less than a quorum are present, those present may adjourn the meeting from time to time until a quorum shall be present.

Section 3.8          Fees and Compensation of Directors.  Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation, including retainers, fees, perquisites and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Section 3.9          Committee of Directors.  The Board of Directors may designate one (1) or more committees, each committee to consist, of one (1) or more of the directors of the Corporation.  The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Corporation.

Section 3.10        Committee Minutes.  Each committee shall maintain regular minutes of its meetings and shall report the same when and as required by the Board of Directors.

Section 3.11        Meetings of Committees.  Meetings of a committee shall be held from time to time as the Chair of such committee, the Chair of the Board of Directors, or a majority of the members of such committee shall determine, preferably at the principal executive office of the Corporation. All members of a committee shall be given notice of any meeting by the Secretary, such notice to be provided by telephone, mail, electronic mail or other means of electronic transmission to each member at least three (3) days prior to the date thereof; provided, however, such notice shall not be required as to any member who shall receive notice in person at least twenty-four (24) hours prior to the time of the meeting. Any member may in writing, before or after any meeting, waive notice thereof, and any member by their attendance at, and participation in, the action taken at any meeting shall be deemed to have waived notice thereof. A majority of the members of a committee shall constitute a quorum. The Chair of each committee shall preside at all meetings of such committee and shall perform such other duties as may be prescribed by the Board of Directors or the Chair thereof.

Section 3.12        Actions of Committees.  All action taken by a committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to revision by the Board of Directors provided that no acts or rights of third parties shall be prejudiced thereby. All such action shall also be recorded in the minute books of the Corporation in the same manner in which action taken by the Board of Directors is recorded. The affirmative vote of the majority of all members of each committee shall be necessary to its adoption of any resolution. Any action which might be taken at a meeting of a committee may be taken without meeting if evidenced by a resolution signed (including by electronic transmission) by all members.

Section 3.13        Subcommittees.  Unless otherwise provided in the Restated Certificate of Incorporation, these Bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE IV

OFFICERS

Section 4.1          Appointment; Officers.  The officers of this Corporation shall be appointed by the Board of Directors from time to time as it deems appropriate, and shall include a Chief Executive Officer, who may also be the Chair of the Board of Directors, a President, and one or more Vice Presidents one of whom shall perform the duties of the Chief Financial Officer, a Secretary, a Treasurer, and may include such other officers and agents as may from time to time be elected by the Board of Directors. Any two offices except those of the President and Vice President may be held by the same person. All officers shall hold office at the pleasure of the Board of Directors and be subject to dismissal by it, with or without cause. The Chair of the Board of Directors, to be elected by the Board of Directors from among its members, may be an officer of the Corporation, as determined by the Board of Directors from time to time.

Section 4.2          Compensation.  The salary and other compensation of the Chair of the Board of Directors, if an officer of the Corporation, the Chief Executive Officer, the President and all elected Vice Presidents shall be fixed by the compensation committee of the Board of Directors or the Board of Directors, as appropriate.

Section 4.3          Removal and Resignation of Officers.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.  Any officer may resign at any time by giving written notice to the Corporation.  The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt.  The acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 4.4          Vacancy.  If any vacancy shall occur among the elected officers, it shall be filled by the Board of Directors.

Section 4.5          Chair.  The Chair of the Board of Directors, or in their absence, the Presiding Non-Management Director, if any, or in their absence, the Chair of the compensation  committee of the Board of Directors, shall preside at all meetings of the Board of Directors.

Section 4.6          Chief Executive Officer.  The Chief Executive Officer shall have responsibility for the general management and control of the business and affairs of the Corporation, as prescribed by the Board of Directors. The Chief Executive Officer has authority to appoint certain officers of the Corporation, including Vice Presidents and certain assistant officers whose responsibilities do not warrant election by the Board of Directors, and shall also perform such other duties as may be prescribed by the Board of Directors.

Section 4.7          President.  The President shall perform such duties as may be prescribed by the Board of Directors. In the absence of the Chair of the Board of Directors, the Presiding Non‑Management Director, if any, and the Chief Executive Officer, they shall preside at all meetings of the stockholders and otherwise perform the Chief Executive Officer’s duties as prescribed by the Board of Directors.

Section 4.8          Vice President. Each Vice President shall perform such duties as may be prescribed by the Board of Directors. In the absence or disability of the Chief Executive Officer, the President shall succeed to their powers and duties, and in the absence of the President, the Chief Financial Officer shall first succeed to their powers and duties, then the Vice Presidents in order of seniority in which elected.

Section 4.9          Secretary.  The Secretary shall attend all meetings of the Board of Directors, other committees of the Board of Directors and of the stockholders, and record all votes and keep minutes of all proceedings. They shall give, or cause to be given, required notices of meetings of the Board of Directors, committees of the Board of Directors and of the stockholders. They shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and shall perform such other duties as may be prescribed by the Board of Directors.

Section 4.10        Treasurer.  The Treasurer shall maintain necessary relationships with banks and other financial institutions and provide for adequate lines of credit; shall plan for and maintain adequate funds in appropriate working and depository accounts to meet outstanding and planned commitments; and shall be responsible for safe custody and control of all funds and securities of the Corporation. They shall establish policies and procedures in relation to, and supervise management of, the extension of credit, and the collection of receivables. They shall maintain appropriate bond and dividend records, provide for proper signature or endorsement on all financial documents of the Corporation, and shall perform such other duties as may be prescribed by the Board of Directors.

Section 4.11         Assistant Officers.  The assistant to any officer shall, in the absence or disability of that officer, perform their duties and shall perform such other duties as may be prescribed by the Board of Directors.

ARTICLE V

NOTICE

Section 5.1          Delivery of Notice; Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Restated Certificate of Incorporation, or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (a) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (b) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (c) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Restated Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)          if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(ii)         if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(Adopted by the Board of Directors on May 23, 2023)